FOR IMMEDIATE RELEASE

Exhibit 99

CONTACT:
Jon S. Bennett
Senior Vice President,
Chief Financial Officer and Treasurer
THE MAJESTIC STAR CASINO, LLC
(702) 388-2400

THE MAJESTIC STAR CASINO, LLC RETAINS XROADS SOLUTIONS GROUP, LLC.
TO EVALUATE STRATEGIC ALTERNATIVES

LAS VEGAS, NEVADA — OCTOBER 13, 2008 — The Majestic Star Casino, LLC (the “Company”) today announced that the Company has engaged XRoads Solutions Group, LLC as financial advisor to assist the Company with its evaluation of financial and strategic alternatives aimed at addressing trends in the Company’s operating results and financial position.  These alternatives may include a recapitalization, refinancing, restructuring or reorganization of the Company’s obligations or a sale of some or all of its assets.

Don Barden, the Company’s Chairman, President and CEO, commented, “The Company operates well established casino properties in each of their respective markets; however, increased competition in each market, general economic weakness and the smoking ban implemented in Colorado affecting our Black Hawk casino has required us to explore our alternatives.  Engaging a financial advisor will assist management in developing and executing on strategies that will position the Company to maximize long-term value.”

The Company cautions that there can be no assurance that the aforementioned evaluation will result in any specific transaction.

About The Majestic Star Casino, LLC
The Majestic Star Casino, LLC, is a multi-jurisdictional gaming company that directly owns and operates two adjacent dockside gaming facilities and hotel located in Gary, Indiana (Majestic Star and Majestic Star II); a Fitzgeralds brand casino and hotel located in Tunica, Mississippi (Fitzgeralds Casino Hotel-Tunica); and a Fitzgeralds brand casino located in Black Hawk, Colorado (Fitzgeralds Casino-Black Hawk). Additionally, Barden Development, Inc., the ultimate owner of The Majestic Star Casino, LLC, owns and operates a Fitzgeralds brand casino and hotel in Las Vegas, Nevada (Fitzgeralds Casino Hotel - Las Vegas). Inquiries for additional information should be directed to Jon S. Bennett, Sr. Vice President and Chief Financial Officer, at 702-388-2400. Information about The Majestic Star Casino, LLC, and its casino properties can be found at the Company’s website, ‘www.majesticstar.com’.

About XRoads Solutions Group, LLC
XRoads Solutions Group, LLC (“XRoads”) was founded in 1997 in response to corporate workout and restructuring needs of its clients.  Today, with key offices in New York City and Southern California, XRoads provides comprehensive expertise and advice for companies to optimize, defend and sustain enterprise value.  XRoads’ professionals have deep industry knowledge across most business sectors, including manufacturing, gaming, hospitality, retail, communications, healthcare and real estate.  XRoads has performed engagements for over 400 clients in the U.S., Canada, Mexico and the Caribbean.  XRoads provides solutions utilizing a spectrum of business platforms tailored to meet its clients' needs from consulting to interim management, from margin enhancement to financial restructuring, from valuations to disposition of assets.  Information about XRoads can be found at their company website, ‘www.xroadsllc.com’.

This press release may be deemed to contain certain forward-looking statements with respect to the business, financial condition, and results of operations of the Company and its subsidiaries which involve risks and uncertainties, including, but not limited to, financial market risks, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission.  These forward-looking statements generally can be identified by phrases such as the Company “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” or other words or phrases of similar import.  Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  For more information, review the Company’s filings with the Securities and Exchange Commission.